Exhibit 3.1
RESTATED
CERTIFICATE OF INCORPORATION
OF
U.S. BANCORP
     FIRST: The name of this corporation is U.S. Bancorp.
     SECOND: The registered office of the corporation in the State of Delaware is to be located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.
     THIRD: The purpose of the corporation is to engage in any part of the world in any capacity in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and the corporation shall be authorized to exercise and enjoy all powers, rights and privileges which corporations organized under the General Corporation Law of Delaware may have under the laws of the State of Delaware as in force from time to time, including without limitation all powers, rights and privileges necessary or convenient to carry out all those acts and activities in which it may lawfully engage.
     FOURTH: The total number of shares of all classes of stock which the corporation shall have the authority to issue is 4,050,000,000, consisting of 50,000,000 shares of Preferred Stock of the par value of $1.00 each and 4,000,000,000 shares of Common Stock of the par value of $.01 each.
     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock are as follows:
     The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the board of directors, subject to the limitations prescribed by law and in accordance with the provisions hereof, including (but without limiting the generality thereof) the following:
     (a) The designation of the series and the number of shares to constitute the series.
     (b) The dividend rate of the series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative.
     (c) Whether the shares of the series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

     (d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series.
     (e) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange.
     (f) The extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise.
     (g) The restrictions, if any on the issue or reissue of any additional preferred stock.
     (h) The rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of the corporation.
     Subject to the prior or equal rights, if any, of the preferred stock of any and all series stated and expressed by the board of directors in the resolution or resolutions providing for the issuance of such preferred stock, the holders of common stock shall be entitled (i) to receive dividends when and as declared by the board of directors out of any funds legally available therefore, (ii) in the event of any dissolution, liquidation or winding up of the corporation, to receive the remaining assets of the corporation, ratably according to the number of shares of common stock held, and (iii) to one vote for each share of common stock held. No holder of common stock shall have any preemptive right to purchase or subscribe for any part of any issue of stock or of securities of the corporation convertible into stock of any class whatsoever, whether now or hereafter authorized.
     Pursuant to the authority conferred by this Article FOURTH, the following series of Preferred Stock have been designated, each such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:

Exhibit A	Series A Junior Participating Preferred Stock

Exhibit B	Series A Non-Cumulative Perpetual Preferred Stock

Exhibit C	Series B Non-Cumulative Perpetual Preferred Stock

Exhibit D	Series C Non-Cumulative Perpetual Preferred Stock
     FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     (a) To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.
     (b) To adopt, amend, alter or repeal by-laws of the corporation, without any action on the part of the shareholders. The by-laws adopted by the directors may be amended, altered, changed, added to or repealed by the shareholders.
     (c) To authorize and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of this corporation.
     (d) To sell, assign, convey or otherwise dispose of a part of the property, assets and effects of this corporation, less than the whole, or less than substantially the whole thereof, on such terms and conditions as they shall deem advisable, without the assent of the shareholders; and also to sell, assign, transfer, convey and otherwise dispose of the whole or substantially the whole of the property, assets, effects, franchises and good will of this corporation on such terms and conditions as they shall deem advisable, but only pursuant to the affirmative vote of the holders of a majority in amount of the stock then having voting power and at the time issued and outstanding, but in any event not less than the amount required by law.
     (e) All of the powers of this corporation, insofar as the same lawfully may be vested by this certificate in the board of directors, are hereby conferred upon the board of directors of this corporation.
     SIXTH: The affairs of the Corporation shall be conducted by a Board of Directors. Except as otherwise provided by this Article Sixth, the number of directors, not less than twelve (12) nor more than thirty (30), shall be fixed from time to time by the Bylaws. Commencing with the 2008 annual meeting of the stockholders, directors shall be elected annually for terms of one year and shall hold office until the next succeeding annual meeting. Directors elected at the 2005 annual meeting of stockholders shall hold office until the 2008 annual meeting of stockholders; directors elected at the 2006 annual meeting of stockholders shall hold office until the 2009 annual meeting of stockholders and directors elected at the 2007 annual meeting of stockholders shall hold office until the 2010 annual meeting of stockholders. In all cases, directors shall hold office until their respective successors are elected by the stockholders and have qualified.
     In the event that the holders of any class or series of stock of the Corporation having a preference as to dividends or upon liquidation of the Corporation shall be entitled, by a separate class vote, to elect directors as may be specified pursuant to Article Fourth, then the provisions of such class or series of stock with respect to their rights shall apply. The number of directors that may be elected by the holders of any such class or series of stock shall be in addition to the number fixed pursuant to the preceding paragraph of this Article Sixth. Except as otherwise expressly provided pursuant to Article Fourth, the number of directors that may be so elected by the holders of any such class or series of stock shall be elected for terms expiring at the next annual meeting of stockholders and vacancies among directors so elected by the separate class vote of any such class or series of stock shall be filled by the remaining directors elected by such class or series, or, if there are no such remaining directors, by the holders of such class or series in the same manner in which such class or series initially elected a director.
     If at any meeting for the election of directors, more than one class of stock, voting separately as classes, shall be entitled to elect one or more directors and there shall be a quorum of only one such class of stock, that class of stock shall be entitled to elect its quota of directors notwithstanding the absence of a quorum of the other class or classes of stock.
     Vacancies and newly created directorships resulting from an increase in the number of directors, subject to the provision of Article Fourth, shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and such directors so chosen shall hold office until the next election of directors, and until their successors shall be elected and shall have qualified.
     SEVENTH: No action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.
     EIGHTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Eighth shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Exhibit A
CERTIFICATE OF DESIGNATIONS
of
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
     Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 4,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.
     Section 2. Dividends and Distributions.
     (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.
     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:
     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.
     (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
     Section 4. Certain Restrictions.
     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
     (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;
     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or
     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.
     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.
     Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.
     Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

Exhibit B
CERTIFICATE OF DESIGNATIONS
OF
SERIES A NON-CUMULATIVE PERPETUAL PREFERRED STOCK
     Section 1. Designation. The designation of the series of Preferred Stock created by this resolution shall be Series A Non-Cumulative Perpetual Preferred Stock (hereinafter referred to as the “Series A Preferred Stock”). Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock. Series A Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
     Section 2. Number of Shares. The number of authorized shares of Series A Preferred Stock shall be 20,010. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation, the Committee or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized. The Corporation shall have the authority to issue fractional shares of Series A Preferred Stock.
     Section 3. Definitions. As used herein with respect to Series A Preferred Stock:
          “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in Minneapolis, Minnesota, New York, New York or Wilmington, Delaware are not authorized or obligated by law, regulation or executive order to close.
          “Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
          “Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
          “Dividend Period” shall have the meaning set forth in Section 4(a) hereof.
          “DTC” means The Depositary Trust Company, together with its successors and assigns.
          “Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation hereafter authorized over which Series A Preferred

Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
          “London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.
          “Parity Stock” means any other class or series of stock of the Corporation that ranks on a par with Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
          “Preferred Director” shall have the meaning set forth in Section 7 hereof.
          “Series A Preferred Stock” shall have the meaning set forth in Section 1 hereof.
          “Telerate Page 3750” means the display page so designated on the Moneyline/Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).
          “Three-Month LIBOR” means, with respect to any Dividend Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the second London Banking Day preceding the first day of that Dividend Period. If such rate does not appear on Telerate Page 3750, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Corporation, at approximately 11:00 A.M., London time on the second London Banking Day preceding the first day of that Dividend Period. U.S. Bank National Association, or such other bank as may be acting as calculation agent for the Corporation, will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000. However, if the banks selected by the calculation agent to provide quotations are not quoting as described above, Three-Month LIBOR for that Dividend Period will be the same as Three-Month LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had Series A Preferred Stock been outstanding. The calculation agent’s establishment of Three-Month LIBOR and calculation of the amount of dividends for each Dividend Period will be on file at the principal offices of the Corporation, will be made available to any holder of Series A Preferred Stock upon request and will be final and binding in the absence of manifest error.
     Section 4. Dividends.
     (a) Rate. Holders of Series A Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $100,000 per share of Series A Preferred Stock, and no more, payable on the following dates: (1) if the Series A Preferred Stock is issued prior to April 15, 2011, semi-annually in arrears on each April 15 and October 15 through April 15, 2011, and (2) from and including the later of April 15, 2011 and the date of issuance, quarterly in arrears on each July 15, October 15, January 15 and April 15; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series A Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series A Preferred Stock will accrue on the liquidation preference of $100,000 per share (i) to but not including the Dividend Payment Date in April 2011 at a rate per annum equal to 6.189%, and (ii) thereafter for each related Dividend Period at a rate per annum equal to the greater of (x) Three-Month LIBOR plus 1.02% or (y) 3.50%. The record date for payment of dividends on the Series A Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls. The amount of dividends payable for any period prior to the later of the Dividend Payment Day in April 2011 and the date of original issuance of the Series A Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months and dividends for periods thereafter shall be computed on the basis of a 360-day year and the actual number of days elapsed.
     (b) Non-Cumulative Dividends. Dividends on shares of Series A Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series A Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable and the Corporation shall have no obligation to pay, and the holders of Series A Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series A Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.

     (c) Priority of Dividends. So long as any share of Series A Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series A Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. The foregoing shall not restrict the ability of the Corporation, or any affiliate of the Corporation, to engage in any market-making transactions in the Junior Stock or Parity Stock in the ordinary course of business. When dividends are not paid in full upon the shares of Series A Preferred Stock and any Parity Stock, all dividends declared upon shares of Series A Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series A Preferred Stock, and accrued dividends, including any accumulations on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series A Preferred Stock that may be in arrears. If the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series A Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series A Preferred Stock shall not be entitled to participate in any such dividend.
     Section 5. Liquidation Rights.
     (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series A Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series A Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $100,000 per share, plus any authorized, declared and unpaid dividends for the then-current Dividend Period to the date of liquidation. The holder of Series A Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
     (b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference to all holders of Series A Preferred Stock and the liquidation preferences of any Parity Stock to all holders of such Parity Stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences of Series A Preferred Stock and all such Parity Stock.
     (c) Residual Distributions. If the liquidation preference has been paid in full to all holders of Series A Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
     (d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
     Section 6. Redemption.
     (a) Optional Redemption. So long as full dividends on all outstanding shares of Series A Preferred Stock for the then-current Dividend Period have been paid or declared and a sum sufficient for the payment thereof set aside, the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series A Preferred Stock at the time outstanding, at any time on or after the later of the Dividend Payment Date in April 2011 and the date of original issuance of the Series A Preferred Stock, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series A Preferred Stock shall be $100,000 per share plus dividends that have been declared but not paid plus accrued and unpaid dividends for the then-current Dividend Period to the redemption date.
     (b) Notice of Redemption. Notice of every redemption of shares of Series A Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series A Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed by such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
     (c) Partial Redemption. In case of any redemption of only part of the shares of Series A Preferred Stock at the time outstanding, the shares of Series A Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series A Preferred Stock in proportion to the number of Series A Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation, the Committee or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock shall be redeemed from time to time.
     (d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all assets necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
     Section 7. Voting Rights. The holders of Series A Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law.
     Section 8. Conversion. The holders of Series A Preferred Stock shall not have any rights to convert such Series A Preferred Stock into shares of any other class of capital stock of the Corporation.
     Section 9. Rank. Notwithstanding anything set forth in the Certificate of incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, the Committee or any authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series A Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or any class of securities ranking senior to the Series A Preferred Stock as to dividends and upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
     Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series A Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
     Section 11. Unissued or Reacquired Shares. Shares of Series A Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
     Section 12. No Sinking Fund. Shares of Series A Preferred Stock are not subject to the operation of a sinking fund.

Exhibit C
CERTIFICATE OF DESIGNATION
OF
SERIES B NON-CUMULATIVE PERPETUAL PREFERRED STOCK
     Section 1. Designation. The designation of the series of preferred stock shall be Series B Non-Cumulative Perpetual Preferred Stock (hereinafter referred to as the “Series B Preferred Stock”). Each share of Series B Preferred Stock shall be identical in all respects to every other share of Series B Preferred Stock. Series B Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
     Section 2. Number of Shares. The number of authorized shares of Series B Preferred Stock shall be 40,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series B Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation, the Committee or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series B Preferred Stock.
     Section 3. Definitions. As used herein with respect to Series B Preferred Stock:
          “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York.
          “Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
          “Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
          “Dividend Period” shall have the meaning set forth in Section 4(a) hereof.
          “DTC” means The Depositary Trust Company, together with its successors and assigns.
          “Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation hereafter authorized over which Series B Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

          “London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.
          “Parity Stock” means any other class or series of stock of the Corporation that ranks on a par with Series B Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
          “Preferred Director” shall have the meaning set forth in Section 7 hereof.
          “Series B Preferred Stock” shall have the meaning set forth in Section 1 hereof.
          “Telerate Page 3750” means the display page so designated on the Moneyline/Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).
          “Three-Month LIBOR” means, with respect to any Dividend Period, the offered rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the second London Banking Day immediately preceding the first day of that Dividend Period. If such rate does not appear on Telerate Page 3750, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Corporation, at approximately 11:00 A.M., London time on the second London Banking Day immediately preceding the first day of that Dividend Period. U.S. Bank National Association, or such other bank as may be acting as calculation agent for the Corporation, will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected by the Corporation, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Corporation to provide quotations are not quoting as described above, Three-Month LIBOR for that Dividend Period will be the same as Three-Month LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had Series B Preferred Stock been outstanding.

The calculation agent’s establishment of Three-Month LIBOR and calculation of the amount of dividends for each Dividend Period will be on file at the principal offices of the Corporation, will be made available to any holder of Series B Preferred Stock upon request and will be final and binding in the absence of manifest error.
     Section 4. Dividends.
     (a) Rate. Holders of Series B Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25,000 per share of Series B Preferred Stock, and no more, payable quarterly in arrears on each January 15, April 15, July 15 and October 15; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series B Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series B Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to the greater of (i) Three-Month LIBOR plus 0.60%% or (ii) 3.50%. The record date for payment of dividends on the Series B Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls. The amount of dividends payable shall be computed on the basis of a 360-day year and the actual number of days elapsed.
     (b) Non-Cumulative Dividends. Dividends on shares of Series B Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series B Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable and the Corporation shall have no obligation to pay, and the holders of Series B Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series B Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.
     (c) Priority of Dividends. So long as any share of Series B Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series B Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. When dividends are not paid in full upon the shares of Series B Preferred Stock and any Parity Stock, all dividends declared upon shares of Series B Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series B Preferred Stock, and accrued dividends, including any accumulations on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series B Preferred Stock that may be in arrears. If the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series B Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series B Preferred Stock shall not be entitled to participate in any such dividend.
     Section 5. Liquidation Rights.
     (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series B Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series B Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. The holder of Series B Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
     (b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any authorized, declared and unpaid dividends to all holders of Series B Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series B Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences plus any authorized, declared and unpaid dividends of Series B Preferred Stock and all such Parity Stock.

     (c) Residual Distributions. If the liquidation preference plus any authorized, declared and unpaid dividends has been paid in full to all holders of Series B Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
     (d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
     Section 6. Redemption.
     (a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series B Preferred Stock at the time outstanding, at any time on or after the Dividend Payment Date in April 2011, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series B Preferred Stock shall be $25,000 per share plus dividends that have been declared but not paid.
     (b) Notice of Redemption. Notice of every redemption of shares of Series B Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series B Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series B Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed by such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
     (c) Partial Redemption. In case of any redemption of only part of the shares of Series B Preferred Stock at the time outstanding, the shares of Series B Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series B Preferred Stock in proportion to the number of Series B Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation, the Committee or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series B Preferred Stock shall be redeemed from time to time.
     (d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
     Section 7. Voting Rights. The holders of Series B Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and except that:
     (a) Supermajority Voting Rights—Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares the Series B Preferred Stock at the time outstanding, voting separately as a class, shall be required to authorize any amendment of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any certificate of designation or any similar document relating to any series of preferred stock) which will materially and adversely affect the powers, preferences, privileges or rights of the Series

B Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series B Preferred Stock or authorized preferred stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series B Preferred Stock.
     (b) Supermajority Voting Rights—Priority. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series B Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of the Series B Preferred Stock and all other Parity Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation;
     (c) Special Voting Right.
          (i) Voting Right. If and whenever dividends on the Series B Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series B Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(c) have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series B Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors of the Corporation shall at no time include more than two such directors. Each such director elected by the holders of shares of Series B Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series B Preferred Stock as to payment of dividends is a “Preferred Director”.

          (ii) Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series B Preferred Stock and any other class or series of our stock that ranks on parity with Series B Preferred Stock as to payment of dividends and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(c)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series B Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series B Preferred Stock and any other class or series of preferred stock that ranks on parity with Series B Preferred Stock as to payment of dividends and for which dividends have not been paid for the election of the two directors to be elected by them as provided in Section 7(c)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.
          (iii) Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation’s by-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series B Preferred Stock may (at our expense) call such meeting, upon notice as provided in this Section 7(c)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of our stockholders unless they have been previously terminated or removed pursuant to Section 7(c)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series B Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.
          (iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series B Preferred Stock and any other class or series of preferred stock that ranks on parity with Series B Preferred Stock as to payment of dividends, if any, for at least four Dividend Periods, then the right of the holders of Series B Preferred Stock to elect such additional two directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate and the number of directors constituting our board of directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series B Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(c).
     Section 8. Conversion. The holders of Series B Preferred Stock shall not have any rights to convert such Series B Preferred Stock into shares of any other class of capital stock of the Corporation.
     Section 9. Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, the Committee or any authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series B Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section 7(b), any class of securities ranking senior to the Series B Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
     Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series B Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
     Section 11. Unissued or Reacquired Shares. Shares of Series B Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
     Section 12. No Sinking Fund. Shares of Series B Preferred Stock are not subject to the operation of a sinking fund.

Exhibit D
CERTIFICATE OF DESIGNATION
OF
SERIES C NON-CUMULATIVE PERPETUAL PREFERRED STOCK
     Section 1. Designation. The designation of the series of preferred stock shall be Series C Non-Cumulative Perpetual Preferred Stock (hereinafter referred to as the “Series C Preferred Stock”). Each share of Series C Preferred Stock shall be identical in all respects to every other share of Series C Preferred Stock. Series C Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
     Section 2. Number of Shares. The number of authorized shares of Series C Preferred Stock shall be five thousand (5,000). Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series C Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation, the Committee or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series C Preferred Stock.
     Section 3. Definitions. As used herein with respect to Series C Preferred Stock:
          “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York.
          “Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
          “Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
          “Dividend Period” shall have the meaning set forth in Section 4(a) hereof.
          “DTC” means The Depositary Trust Company, together with its successors and assigns.
          “Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation hereafter authorized over which Series C Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

          “London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.
          “Parity Stock” means any other class or series of stock of the Corporation that ranks on a par with Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
          “Preferred Director” shall have the meaning set forth in Section 7 hereof.
          “Series C Preferred Stock” shall have the meaning set forth in Section 1 hereof.
          “Telerate Page 3750” means the display page so designated on the Moneyline/Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).
          “Three-Month LIBOR” means, with respect to any Dividend Period beginning on or after January 15, 2012 and each Dividend Period thereafter, the offered rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the second London Banking Day immediately preceding the first day of that Dividend Period. If such rate does not appear on Telerate Page 3750, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Corporation, at approximately 11:00 A.M., London time on the second London Banking Day immediately preceding the first day of that Dividend Period. U.S. Bank National Association, or such other bank as may be acting as calculation agent for the Corporation, will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected by the Corporation, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Corporation to provide quotations are not quoting as described above, Three-Month LIBOR for that Dividend Period will be the same as Three-Month LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had Series C Preferred Stock been outstanding.

The calculation agent’s establishment of Three-Month LIBOR and calculation of the amount of dividends for each Dividend Period will be on file at the principal offices of the Corporation, will be made available to any holder of Series C Preferred Stock upon request and will be final and binding in the absence of manifest error.
     Section 4. Dividends.
     (a) Rate. Holders of Series C Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $100,000 per share of Series C Preferred Stock, and no more, payable quarterly in arrears on each January 15, April 15, July 15 and October 15; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series C Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series C Preferred Stock will accrue on the liquidation preference of $100,000 per share (i) to but not including the Dividend Payment Date in January 2012 at a rate per annum equal to 6.091%, and (ii) thereafter for each related Dividend Period at a rate per annum equal to Three-Month LIBOR plus 1.147%.
     (b) Non-Cumulative Dividends. Dividends on shares of Series C Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series C Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable and the Corporation shall have no obligation to pay, and the holders of Series C Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series C Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.
     (c) Priority of Dividends. So long as any share of Series C Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series C Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. When dividends are not paid in full upon the shares of Series C Preferred Stock and any Parity Stock, all dividends declared upon shares of Series C Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series C Preferred Stock, and accrued dividends, including any accumulations on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series C Preferred Stock that may be in arrears. If the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series C Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series C Preferred Stock shall not be entitled to participate in any such dividend.
     Section 5. Liquidation Rights.
     (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series C Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series C Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $100,000 per share, plus any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. The holder of Series C Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
     (b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any authorized, declared and unpaid dividends to all holders of Series C Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series C Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences plus any authorized, declared and unpaid dividends of Series C Preferred Stock and all such Parity Stock.
     (c) Residual Distributions. If the liquidation preference plus any authorized, declared and unpaid dividends has been paid in full to all holders of Series C Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
     (d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
     Section 6. Redemption.
     (a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series C Preferred Stock at the time outstanding at any time upon notice given as provided in Section 6(b) below. The redemption price for shares of Series C Preferred Stock shall be $100,000 per share plus dividends that have been declared but not paid.
     (b) Notice of Redemption. Notice of every redemption of shares of Series C Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series C Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series C Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed by such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
     (c) Partial Redemption. In case of any redemption of only part of the shares of Series C Preferred Stock at the time outstanding, the shares of Series C Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series C Preferred Stock in proportion to the number of Series C Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation, the Committee or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series C Preferred Stock shall be redeemed from time to time.
     (d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
     Section 7. Voting Rights. The holders of Series C Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and except that:

     (a) Special Voting Right.
          (i) Voting Right. If and whenever dividends on the Series C Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series C Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(a) have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series C Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors of the Corporation shall at no time include more than two such directors. Each such director elected by the holders of shares of Series C Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series C Preferred Stock as to payment of dividends is a “Preferred Director”.
          (ii) Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series C Preferred Stock and any other class or series of our stock that ranks on parity with Series C Preferred Stock as to payment of dividends and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(a)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series C Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series C Preferred Stock and any other class or series of preferred stock that ranks on parity with Series C Preferred Stock as to payment of dividends and for which dividends have not been paid for the election of the two directors to be elected by them as provided in Section 7(a)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.
          (iii) Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation’s by-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series C Preferred Stock may (at our expense) call such meeting, upon notice as provided in this Section 7(a)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of our stockholders unless they have been previously terminated or removed pursuant to Section 7(a)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series C Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.
          (iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series C Preferred Stock and any other class or series of preferred stock that ranks on parity with Series C Preferred Stock as to payment of dividends, if any, for three consecutive Dividend Periods and full dividends have been paid or declared and set aside for payment for the fourth consecutive Dividend Period, then the right of the holders of Series C Preferred Stock to elect such additional two directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate and the number of directors constituting our board of directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series C Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(a).
     Section 8. Conversion. The holders of Series C Preferred Stock shall not have any rights to convert such Series C Preferred Stock into shares of any other class of capital stock of the Corporation.
     Section 9. Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, the Committee or any authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series C Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section 7(a), any class of securities ranking senior to the Series C Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

     Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series C Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
     Section 11. Unissued or Reacquired Shares. Shares of Series C Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
     Section 12. No Sinking Fund. Shares of Series C Preferred Stock are not subject to the operation of a sinking fund.

CERTIFICATE OF DESIGNATIONS
OF
SERIES D NON-CUMULATIVE PERPETUAL PREFERRED STOCK
OF
U.S. BANCORP
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
     U.S. Bancorp, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
     1. On March 10, 2008, the Credit and Finance Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”), pursuant to authority conferred upon the Committee by resolutions of the Board adopted at a meeting duly convened and held on January 21, 2003, and by Section 141(c)(2) of the General Corporation Law of the State of Delaware, duly adopted resolutions by unanimous written consent establishing the terms of the Corporation’s Series D Non-Cumulative Perpetual Preferred Stock, $25,000 liquidation preference per share (the “Series D Preferred Stock”), and authorized a sub-committee of the Committee (the “Subcommittee”) to act on behalf of the Committee in establishing the number of authorized shares and the dividend rate for the Series D Preferred Stock.
     2. Thereafter, on March 10, 2008, the Subcommittee duly adopted the following resolution by written consent:
     “RESOLVED, that the designations, and certain other preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series D Preferred Stock, including those established by the Committee, and the dividend rate established hereby, are as set forth in Exhibit A hereto, which is incorporated herein by reference.”
     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Vice Chairman and Chief Financial Officer this 12th day of March, 2008.

U.S. BANCORP
/s/ Andrew Cecere
Name:	Andrew Cecere
Title:	Vice Chairman and Chief Financial Officer

EXHIBIT A
EXHIBIT A
TO
CERTIFICATE OF DESIGNATIONS
OF
SERIES D NON-CUMULATIVE PERPETUAL PREFERRED STOCK
OF
U.S. BANCORP
     Section 1. Designation. The designation of the series of preferred stock shall be Series D Non-Cumulative Perpetual Preferred Stock (hereinafter referred to as the “Series D Preferred Stock”). Each share of Series D Preferred Stock shall be identical in all respects to every other share of Series D Preferred Stock. Series D Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
     Section 2. Number of Shares. The number of authorized shares of Series D Preferred Stock shall be 20,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series D Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation, the Committee or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series D Preferred Stock.
     Section 3. Definitions. As used herein with respect to Series D Preferred Stock:
          “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York.
          “Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
          “Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
          “Dividend Period” shall have the meaning set forth in Section 4(a) hereof.

          “DTC” means The Depository Trust Company, together with its successors and assigns.
          “Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation hereafter authorized over which Series D Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
          “Parity Stock” means any other class or series of stock of the Corporation that ranks on a parity with Series D Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
          “Preferred Director” shall have the meaning set forth in Section 7 hereof.
          “Series D Preferred Stock” shall have the meaning set forth in Section 1 hereof.
     Section 4. Dividends.
     (a) Rate. Holders of Series D Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25,000 per share of Series D Preferred Stock, and no more, payable quarterly in arrears on each January 15, April 15, July 15 and October 15; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series D Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series D Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to 7.875%. The record date for payment of dividends on the Series D Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls. The amount of dividends payable shall be computed on the basis of a 360-day year and the actual number of days elapsed.
     (b) Non-Cumulative Dividends. Dividends on shares of Series D Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series D Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable and the Corporation shall have no obligation to pay, and the holders of Series D Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series D

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Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.
     (c) Priority of Dividends. So long as any share of Series D Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series D Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series D Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. When dividends are not paid in full upon the shares of Series D Preferred Stock and any Parity Stock, all dividends declared upon shares of Series D Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series D Preferred Stock, and accrued dividends, including any accumulations, on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series D Preferred Stock that may be in arrears. If the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series D Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series D Preferred Stock or Parity Stock shall not be entitled to participate in any such dividend.
     Section 5. Liquidation Rights.
     (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series D Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series D Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends, without accumulation of any

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undeclared dividends, to the date of liquidation. The holder of Series D Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
     (b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any authorized, declared and unpaid dividends to all holders of Series D Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series D Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences plus any authorized, declared and unpaid dividends of Series D Preferred Stock and all such Parity Stock.
     (c) Residual Distributions. If the liquidation preference plus any authorized, declared and unpaid dividends has been paid in full to all holders of Series D Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
     (d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
     Section 6. Redemption.
     (a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series D Preferred Stock at the time outstanding, at any time on or after the Dividend Payment Date in April 201☐, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series D Preferred Stock shall be $25,000 per share plus dividends that have been declared but not paid.
     (b) Notice of Redemption. Notice of every redemption of shares of Series D Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series D Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given,

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whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series D Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series D Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series D Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed by such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
     (c) Partial Redemption. In case of any redemption of only part of the shares of Series D Preferred Stock at the time outstanding, the shares of Series D Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series D Preferred Stock in proportion to the number of Series D Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation, the Committee or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series D Preferred Stock shall be redeemed from time to time.
     (d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

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     Section 7. Voting Rights. The holders of Series D Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and except that:
     (a) Supermajority Voting Rights—Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares the Series D Preferred Stock at the time outstanding, voting separately as a class, shall be required to authorize any amendment of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any certificate of designations or any similar document relating to any series of preferred stock) which will materially and adversely affect the powers, preferences, privileges or rights of the Series D Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series D Preferred Stock or authorized preferred stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series D Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series D Preferred Stock.
     (b) Supermajority Voting Rights—Priority. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series D Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of the Series D Preferred Stock and all other Parity Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation;
     (c) Special Voting Right.
               (i) Voting Right. If and whenever dividends on the Series D Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series D Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(c) have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series D Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion

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of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors of the Corporation shall at no time include more than two such directors. Each such director elected by the holders of shares of Series D Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series D Preferred Stock as to payment of dividends is a “Preferred Director”.
               (ii) Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series D Preferred Stock and any other class or series of the Corporation’s stock that ranks on parity with Series D Preferred Stock as to payment of dividends and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(c)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series D Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series D Preferred Stock and any other class or series of preferred stock that ranks on parity with Series D Preferred Stock as to payment of dividends and for which dividends have not been paid for the election of the two directors to be elected by them as provided in Section 7(c)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.
               (iii) Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation’s by-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series D Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section 7(c)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section 7(c)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series D Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such

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default in dividends did not exist) to serve until the next annual meeting of the stockholders.
               (iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series D Preferred Stock and any other class or series of preferred stock that ranks on parity with Series D Preferred Stock as to payment of dividends, if any, for at least four consecutive Dividend Periods, then the right of the holders of Series D Preferred Stock to elect such additional two directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate and the number of directors constituting the Corporation’s board of directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series D Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(c).
     Section 8. Conversion. The holders of Series D Preferred Stock shall not have any rights to convert such Series D Preferred Stock into shares of any other class of capital stock of the Corporation.
     Section 9. Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors of the Corporation, the Committee or any authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series D Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section 7(b), any class of securities ranking senior to the Series D Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
     Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series D Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
     Section 11. Unissued or Reacquired Shares. Shares of Series D Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

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     Section 12. No Sinking Fund. Shares of Series D Preferred Stock are not subject to the operation of a sinking fund.

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CERTIFICATE OF DESIGNATIONS
OF
SERIES E FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK
OF
U.S. BANCORP
     U.S. Bancorp, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151(g) of the Delaware General Corporation Law thereof, does hereby certify:
     The board of directors of the Corporation (the “Board of Directors”) or an applicable committee of the Board of Directors, in accordance with the restated certificate of incorporation and amended and restated bylaws of the Corporation and applicable law, adopted the following resolution on November 12, 2008 creating a series of 6,599,000 shares of Preferred Stock of the Corporation designated as “Series E Fixed Rate Cumulative Perpetual Preferred Stock”.
     RESOLVED, that pursuant to the provisions of the restated certificate of incorporation and the bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
     Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Series E Fixed Rate Cumulative Perpetual Preferred Stock” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 6,599,000.
     Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.
     Part. 3. Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:
     (a) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
     (b) “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.
     (c) “Junior Stock” means the Common Stock, Series A Junior Participating Preferred Stock and any other class or series of stock of the Corporation the terms of which expressly

1

provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.
     (d) “Liquidation Amount” means $1,000 per share of Designated Preferred Stock.
     (e) “Minimum Amount” means $1,649,750,000.
     (f) “Parity Stock” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include the Corporation’s Series A Non-Cumulative Perpetual Preferred Stock, Series B Non-Cumulative Perpetual Preferred Stock, Series C Non-Cumulative Perpetual Preferred Stock and Series D Non-Cumulative Perpetual Preferred Stock.
     (g) “Signing Date” means the Original Issue Date.
     Part. 4. Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.
[Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, U.S. Bancorp has caused this Certificate of Designations to be signed by Andrew Cecere, its Vice Chairman and Chief Financial Officer, this 13th day of November, 2008.

U.S. BANCORP

By:	/s/ Andrew Cecere

Name:	Andrew Cecere
Title:	Vice Chairman and
Chief Financial Officer

ANNEX A
STANDARD PROVISIONS
     Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.
     Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:
     (a) “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.
     (b) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.
     (c) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.
     (d) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.
     (e) “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.
     (f) “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.
     (g) “Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document.
     (h) “Dividend Period” has the meaning set forth in Section 3(a).
     (i) “Dividend Record Date” has the meaning set forth in Section 3(a).
     (j) “Liquidation Preference” has the meaning set forth in Section 4(a).

     (k) “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.
     (l) “Preferred Director” has the meaning set forth in Section 7(b).
     (m) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.
     (n) “Qualified Equity Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).
     (o) “Share Dilution Amount” has the meaning set forth in Section 3(b).
     (p) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.
     (q) “Successor Preferred Stock” has the meaning set forth in Section 5(a).
     (r) “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.
     Section 3. Dividends.
     (a) Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend

Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.
     Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.
     Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.
     Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).
     (b) Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.
     When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.
     Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.
     Section 4. Liquidation Rights.
     (a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary,

holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).
     (b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.
     (c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.
     (d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.
     Section 5. Redemption.
     (a) Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

     Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).
     The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.
     (b) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.
     (c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.
     (d) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.
     (e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.
     (f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).
     Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.
     Section 7. Voting Rights.
     (a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.
     (b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly

Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.
     (c) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
     (i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

     (ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or
     (iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;
provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.
     (d) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.
     (e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.
     Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.
     Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.
     Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
     Section 11. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.
     Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

CERTIFICATE OF ELIMINATION
OF THE
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
OF
U.S. BANCORP
(Pursuant to Section 151(g) of the
General Corporation Law of the State of Delaware)
     U.S. Bancorp, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:
     1. Pursuant to the authority expressly vested in the Board of Directors of the Company by the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), the Board of Directors previously adopted resolutions creating and authorizing the issuance of 4,000,000 shares of Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”) in accordance with the provisions of a Certificate of Designations relating to the Series A Preferred Stock (the “Series A Certificate of Designations”) as filed with the Delaware Secretary of State on March 1, 2001.
     2. None of the authorized shares of the Series A Preferred Stock are outstanding and none will be issued subject to the Series A Certificate of Designations.
     3. Pursuant to the authority conferred upon the Board of Directors of the Company pursuant to the Certificate of Incorporation, the Board of Directors adopted the resolutions on December 9, 2008, approving the filing of a Certificate of Elimination of the Series A Preferred Stock (the “Series A Certificate of Elimination”) and the elimination of the Series A Preferred Stock set forth below:
     RESOLVED, that none of the authorized shares of the Series A Preferred Stock are outstanding, and that none shall be issued pursuant to the Series A Certificate of Designations; and be it
     FURTHER RESOLVED, that the Authorized Officers of the Company are authorized and directed, in the name and on behalf of the Company, to prepare, execute and deliver to the Secretary of State of the State of Delaware the Series A Certificate of Elimination, as required by the Delaware General Corporation Law in order to effect the elimination of the Series A Preferred Stock; and be it
     FURTHER RESOLVED, that the Authorized Officers of the Company are hereby authorized and directed for and on behalf of the Company, to execute and deliver any and all certificates, agreements and other documents, take any and all steps and do any and all things which they may deem necessary or advisable in order to effectuate the purposes of each and all of the foregoing resolutions; and be it

FURTHER RESOLVED, that any actions taken by the Authorized Officers prior to the date of this meeting that are within the authority conferred hereby are hereby ratified, confirmed and approved in all respects as the act and deed of the Company.
     4. In accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, all matters set forth in the Series A Certificate of Designations be, and hereby are, eliminated from the Certificate of Incorporation.
     IN WITNESS WHEREOF, the Company has caused this Certificate of Elimination to be executed by its duly authorized officer on this 9th day of December, 2008.

U.S. BANCORP

By:	/s/ Lee R. Mitau

	Name:	Lee R. Mitau
	Title:	Executive Vice President, General Counsel and
Corporate Secretary

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